Exhibit 24

WELLS FARGO & COMPANY

Power of Attorney

of Director and/or Officer

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation, does hereby make, constitute and appoint TIMOTHY J. SLOAN, JOHN R. SHREWSBERRY, C. ALLEN PARKER, AND ANTHONY R. AUGLIERA, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of the Company to one or more Registration Statements on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., to register under the Securities Act of 1933, as amended, up to 200,000,000 shares of Common Stock of the Company, adjusted for any change in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits or stock dividends occurring after the date hereof, plus any shares of Common Stock previously registered under such Act, also as so adjusted, which may be issued pursuant to the Wells Fargo & Company Long-Term Incentive Compensation Plan, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney this 26th day of February, 2019.

/s/ JOHN D. BAKER II

/s/ CELESTE A. CLARK

/s/ THEODORE F. CRAVER, JR.

/s/ ELIZABETH A. DUKE

/s/ WAYNE M. HEWETT

/s/ DONALD M. JAMES

/s/ MARIA R. MORRIS

/s/ JUAN A. PUJADAS

/s/ JAMES H. QUIGLEY

/s/ RONALD L. SARGENT

/s/ SUZANNE M. VAUTRINOT